UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2026

Sonida Senior Living, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road
Suite 810
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 8, 2026, Sonida Senior Living, Inc. (together with its subsidiaries, the “Company”) provided written notice to Mizuho Securities USA LLC (“Mizuho”) of its election to terminate the at-the-market issuance sales agreement, dated as of April 1, 2024, between the Company and Mizuho (“Mizuho Sales Agreement”). The termination of the Mizuho Sales Agreement is effective May 13, 2026. No early termination penalties were incurred by the Company in connection with the termination of the Mizuho Sales Agreement.

The material terms of Mizuho Sales Agreement are summarized in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024, which is incorporated herein by reference. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Mizuho Sales Agreement, filed as Exhibit 1.1 to the above-referenced Current Report on Form 8-K. As a result of the termination of the Mizuho Sales Agreement, the Company’s at-the-market program with Mizuho is no longer in effect.

Item 8.01	Other Events.

On March 11, 2026, the Company filed a Current Report on Form 8-K in connection with the completion of its previously announced acquisition of CNL Healthcare Properties, Inc. (“CHP”) and its subsidiaries on March 11, 2026 pursuant to the definitive agreement and plan of merger dated as of November 4, 2025 (the “Merger Agreement”) (the “CHP Merger”).

To provide its investors with additional information and for the purpose of incorporating by reference the exhibits filed herewith into its registration statements, the Company is voluntarily filing: (a) as Exhibit 99.1 to this Current Report on Form 8-K, audited consolidated balance sheets of CHP and its subsidiaries as of December 31, 2025 and 2024, the related consolidated statements of operations, of comprehensive income (loss), stockholders’ equity and of cash flows for CHP and its subsidiaries for each of the three years in the period ended December 31, 2025; and (b) as Exhibit 99.2 to this Current Report on Form 8-K, the unaudited pro forma combined financial information of the Company for the year ended December 31, 2025 and the three months ended March 31, 2026 giving effect to the CHP Merger as if it had occurred on January 1, 2025.

The pro forma financial information included as Exhibit 99.2 to this Current Report on Form 8-K has been presented for illustrative purposes only, and is not intended to, and does not purport to, present or be indicative of what the Company’s actual results of operations or financial position would have been if the CHP Merger had occurred on the relevant date, and is not intended to project the future results of operations or financial position that the Company may achieve following the CHP Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Consolidated balance sheets of CNL Healthcare Properties, Inc. and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, of comprehensive income (loss), of stockholders’ equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes and the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, dated March 9, 2026.

99.2	Unaudited Pro Forma Financial Information of Sonida Senior Living, Inc. for the year ended December 31, 2025 and the three months ended March 31, 2026.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2026	Sonida Senior Living, Inc.

	By:	/s/ KEVIN J. DETZ
	Name:	Kevin J. Detz
	Title:	Executive Vice President and Chief Financial Officer